Exhibit 1.1

UNDERWRITING AGREEMENT

October 26, 2016

Dawson James Securities, Inc.

As Representative of the Underwriters named on Schedule 1 attached hereto
1 North Federal Highway, 5th Floor

Boca Raton, FL 33432

Ladies and Gentlemen:

The undersigned, Tonix Pharmaceuticals Holding Corp. (the “Company”), hereby confirms its agreement (this “Agreement”) with Dawson James Securities, Inc. (the “Representative”) and with the other underwriters, if any, named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters, if any, being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.          Purchase and Sale of Units.

(a)          Firm Shares and Firm Warrants.

(i)          Nature and Purchase of Firm Shares and Firm Warrants.

(A)         On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, an aggregate of a combination of (a) 9,500,000 shares (“Firm Shares”) of the Company’s common stock, par value $0.001 (the “Common Shares”), and (b) Warrants to purchase 4,750,000 Common Shares (the “Firm Warrants”). The Firm Shares and the Firm Warrants will be sold as units (the “Units”, with each Unit consisting of one Firm Share and 0.5 Firm Warrants). The Units, and the Shares (as defined below) included within the Units and the Warrants (as defined below) comprising the Units, as well as the Common Shares issuable upon exercise of the Warrants (the “Warrant Shares”), are hereinafter referred to together as the “Firm Securities.”

(B)          The Underwriters, severally and not jointly, agree to purchase from the Company the number of Units set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price of $0.506 (the “Purchase Price”) per Unit (92% of the public offering price per Unit), provided, however, that the Purchase Price shall be $0.528 per Unit (96% of the public offering price per Unit) for shares purchased by any officer or director of the Company (including any entity under their control). The Units are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2(a)(iii)(A) hereof).

(ii)         Unit Payment and Delivery.

(A)         Delivery and payment for the Units shall be made at 11:00 a.m., Eastern time, on the third (3rd) Business Day following the date hereof (the “Effective Date”) (or the fourth (4th) Business Day following the Effective Date if this Agreement is executed after 4:01 p.m., Eastern time) or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of Schiff Hardin LLP, 901 K Street NW, Suite 700, Washington DC 20001 (“Representative Counsel”), or at such other place (or by electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Units is called the “Closing Date.”

(B)         Payment for the Units shall be made prior to 4:30 p.m., Eastern time, on the Closing Date by wire transfer in federal (same day) funds, payable to the order of the Company upon delivery of the Firm Shares and Firm Warrants (in form and substance satisfactory to the Underwriters) representing the securities comprising the Units (or through the facilities of the Depository Trust Company (“DTC”) or with respect to the Firm Warrants by physical delivery), for the account of the Underwriters. The securities comprising the Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

(b)          Over-Allotment Option.

(i)          Option Securities. For the purposes of covering any over-allotments in connection with the distribution and sale of the Units, the Representative is hereby granted an option (the “Over-Allotment Option”) to purchase, in the aggregate, (a) up to 1,425,000 Common Shares (15% of the Firm Shares) at a purchase price of $0.549 per one Common Share (the “Option Shares” and together with the Firm Shares, the “Shares”), and/or (b) Warrants to purchase up to 712,500 Common Shares (15% of the Firm Warrants) at a purchase price of $0.001 per one Warrant (for a full Common Share) (the “Option Warrants” and together with the Firm Warrants, the “Warrants”), representing up to 15% of the Firm Units sold in the Offering (as defined below), which may be purchased in any combination of Option Shares and/or the Option Warrants. The Option Shares and the Option Warrants, as well as the Common Shares issuable upon exercise of the Option Warrants, are hereinafter referred to together as the “Option Securities.” The Firm Securities and the Option Securities are collectively referred to as the “Public Securities.” The Public Securities shall be issued directly by the Company and shall have the rights and privileges described in the Registration Statement, the Pricing Disclosure Package and the Prospectus referred to below. The offering and sale of the Public Securities is hereinafter referred to as the “Offering.”

(ii)         Option Closing Purchase Price. In connection with an exercise of the Over-Allotment Option, the purchase price to be paid for the Option Shares and/or Option Warrants to be paid on an Option Closing Date (defined below), is hereafter referred to as the “Option Closing Purchase Price”).

(iii)        Exercise of Over-Allotment Option. The Over-Allotment Option granted pursuant to this Section 1(b) may be exercised by the Representative as to all (at any time) or any part (from time to time) of any combination of the Option Securities within 45 days after the execution date of this Agreement. An Underwriter will not be under any obligation to purchase any Option Securities prior to the exercise of the Over-Allotment Option by the Representative. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or by electronic transmission setting forth the number of Option Shares and/or Option Warrants to be purchased and the date and time for delivery of and payment for the Option Securities (each, an “Option Closing Date”), which will not be earlier than two (2) Business Days nor later than three (3) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative Counsel, or at such other place (including remotely by electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Securities does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Securities specified in such notice. The Representative may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company (except to the extent the Representative has exercised the Over-Allotment Option in accordance herewith).

(iv)        Payment and Delivery. Payment for the Option Securities shall be made on the Option Closing Date by wire transfer in federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriters. The Option Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date.

(c)          Representative’s Warrant.

(i)          Representative’s Warrant. The Company hereby agrees to issue to the Representative (and /or its designees) on the Closing Date a warrant (the “Representative’s Warrant”) for the purchase of a number of Common Shares equal to 5% of the number of Units sold in the Offering, pursuant to a warrant agreement in the form attached hereto as Exhibit A (the “Representative’s Warrant Agreement”), at an initial exercise price of $0.6875, which is equal to 125% of the public offering price per Unit, provided, however, that the Representative shall only receive Representative’s Warrants equal to 4% of the number of Units sold in the Offering to any officer or director of the Company (including any entity under their control). The Representative’s Warrant and the shares of Common Stock issuable upon exercise of the Representative’s Warrants are hereinafter referred to together as the “Representative’s Securities.” The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Warrant and the underlying securities during the one hundred eighty (180) days after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; or as otherwise expressly permitted by Rule 5110(g), and only if any such transferee agrees to the foregoing lock-up restrictions.

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(ii)         Delivery. Delivery of the Representative’s Warrant shall be made on the Closing Date or Option Closing Date, as applicable, and shall be issued in the name or names and in such authorized denominations as the Representative may request.

2.          Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below) and as of the Closing Date, as follows:

(a)          Registration Matters.

(iii)        Pursuant to the Securities Act.

(A)         The Company has filed with the Commission a registration statement on Form S-3 (File No. 333-197824) including a related prospectus, for the registration of certain securities (the “Shelf Securities”), including the Public Securities and Representative’s Securities under the Securities Act, and the rules and regulations thereunder (the “Securities Act Regulations”). The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430A (“Rule 430A”) or Rule 430B under the Securities Act Regulations (“Rule 430B”), is referred to herein as the "Registration Statement;" provided, however, that the "Registration Statement" without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Public Securities, which time shall be considered the "new effective date" of such registration statement with respect to the Public Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430A or Rule 430B. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. The prospectus covering the Shelf Securities included in the Form S-3 dated August 1, 2014 in the form first used to confirm sales of the Public Securities (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "Base Prospectus." The Base Prospectus, as supplemented by the prospectus supplement specifically related to the Public Securities in the form first used to confirm sales of the Public Securities (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to, collectively, as the "Prospectus," and the term "Preliminary Prospectus" means any preliminary form of the Prospectus, including any preliminary prospectus supplement specifically related to the Public Securities, filed with the Commission by the Company with the consent of the Underwriter.

(B)         All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

(C)         The term “Pricing Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Applicable Time (as defined herein), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule I hereto, (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Pricing Disclosure Package, and (iv) the information included on Schedule 2 of this Agreement.

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(D)          “Applicable Time” means 4:30 p.m., Eastern time, on the date of this Agreement.

(E)         “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations. The term "Free Writing Prospectus" means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

(F)         Agreement to Renew Registration Statement. With respect to the Warrant Shares, the Company agrees, to the extent that the Company is eligible to use Form S-3, to file a new registration statement pursuant to Rule 415(a)(5)-(6) to maintain the registration of such shares in the timeframe set forth by such rule.

(b)          Stock Exchange Listing. The Common Shares are approved for listing on NASDAQ Global Market (the “Exchange”) and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Shares from the Exchange, and except for the bid price deficiency notification received from the Exchange on October 18, 2016, the Company has not received any notification that the Exchange is contemplating terminating such listing.

(c)          No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

(d)          Subsidiaries. Each of the Company’s subsidiaries have been duly incorporated and are validly existing as entities in good standing under the laws of jurisdictions of their respective organization, with power and authority to own, lease and operate their respective properties and conduct their respective businesses as described in the Preliminary Prospectus, and have been duly qualified as foreign corporations for the transaction of business and are in good standing under the laws of each other jurisdictions in which they own or lease properties or conduct any business so as to require such qualification, except where the failure so to qualify or be in good standing would not reasonably be expected to have a Material Adverse Change (as defined in Section 2(f)(i)); all of the issued and outstanding capital stock (or other ownership interests) of such subsidiaries has been duly and validly authorized and issued, is fully paid and non-assessable and is owned, directly and indirectly, by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Unless otherwise set forth, all references in this Section 2 to the “Company” shall include references to all such subsidiaries. Neither the Company nor any subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

(e)          Disclosures in Registration Statement.

(i)          Compliance with Securities Act and 10b-5 Representation.

(A)         Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(B)         Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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(C)         The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Preliminary Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the following paragraphs in the “Underwriting” section of the Prospectus: (i) the names of the several underwriters, (ii) the concession and reallowance figures appearing in the third paragraph thereof, and (iii) the information under the subsections “Discounts and Commissions,” and “Stabilization” (the “Underwriters’ Information”); and

(D)          Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

(ii)         Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (w) for such agreements or instruments for enforceability of which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in material default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a material default thereunder, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations, except such violations which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.

(iii)        Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and foreign regulation on the Company’s business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

(f)          Changes After Dates in Registration Statement.

(i)          No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would reasonably be expected to involve a material adverse change or a reasonably foreseeable prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

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(ii)         Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any securities (other than (i) grants under any stock compensation plan and (ii) Common Shares issued upon exercise or conversion of option, warrants or convertible securities described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(g)          Independent Accountants. To the knowledge of the Company, EisnerAmper LLP, during such time as it was engaged by the Company (the “Auditors”), has been and is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. During such time period in which the Auditors served as the Company’s independent registered public accounting firm the Auditors did not or have not, during the periods covered by the financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(h)           SEC Reports; Financial Statements, etc. The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, as amended, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The financial statements, including the notes thereto and supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with GAAP, consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company (other than (i) grants under any stock compensation plan and (ii) Common Shares issued upon exercise or conversion of option, warrants or convertible securities described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), and (d) there has not been any Material Adverse Change in the Company’s long-term or short-term debt.

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(i)           Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth or incorporated by reference in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time, and on the Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Common Shares or any security convertible or exercisable into Common Shares, or any contracts or commitments to issue or sell Common Shares or any such options, warrants, rights or convertible securities.

(j)          Valid Issuance of Securities, etc.

(i)           Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Common Shares, Company preferred shares and other outstanding securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding Common Shares were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration requirements.

(ii)         Securities Sold Pursuant to this Agreement. The Public Securities and Representative’s Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities and Representative’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, offer, issuance and sale of the Public Securities and Representative’s Securities has been duly and validly taken. The Warrant Shares and the Common Shares underlying the Representative’s Warrants have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when paid for, if applicable, and issued in accordance with the Warrants or Representative’s Warrants, as applicable, such Warrant Shares or Common Shares underlying the Representative’s Warrants will be validly issued, fully paid and non-assessable; the holders of the Public Securities and Representative’s Securities are not and will not be subject to personal liability by reason of being such holders; and such Shares or Warrant Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company or similar contractual rights granted by the Company. The Public Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k)          Registration Rights of Third Parties. Except as set forth or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company (except for any such rights that have been waived or with respect to securities covered by any effective registration statement).

(l)          Validity and Binding Effect of Agreements. This Agreement, the Warrant Agent Agreement between the Company and VStock Transfer LLC and the Representative’s Warrant Agreement, each has been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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(m)          No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any material lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s articles of incorporation (as the same may be amended or restated from time to time, the “Charter”) or the by-laws of the Company (as the same may be amended or restated from time to time, the “Bylaws”); or (iii) violate any existing law, rule, regulation, judgment, order or decree of any Governmental Entity applicable to the company as of the date hereof, except in the case of clauses (i) and (iii) above for any such breaches, conflicts or violations which would not reasonably be expected to result in a Material Adverse Change.

(n)          Regulatory. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change: (i) the Company has not received any FDA Form 483 written notice of adverse finding, warning letter or other correspondence or written notice from the FDA or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws (as defined in clause (ii) below) or Authorizations (as defined in clause (iii) below); (ii) the Company is and has been in material compliance with statutes, laws, ordinances, rules and regulations applicable to the Company, including, without limitation, all statutes, laws, ordinances, rules and regulations for the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., similar laws of other Governmental Entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (iii) the Company possesses all material licenses, certificates, approvals, clearances, consents, authorizations, qualifications, registrations, permits, and supplements or amendments thereto required by any such Applicable Laws and/or to carry on its businesses as now conducted (“Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iv) the Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s knowledge, has there been any material noncompliance with or violation of any Applicable Laws by the Company that could reasonably be expected to require the issuance of any such communication or result in an investigation, corrective action, or enforcement action by FDA or similar Governmental Entity; (v) the Company has not received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity has threatened or is considering such action; (vi) the Company has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were, in all material respects, complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) the Company has not, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate or conduct such notice or action. Neither the Company nor, to the Company's knowledge, any of its directors, officers, employees or agents (in their capacities as such) has been convicted of any crime under any Applicable Laws or has been the subject of an FDA debarment proceeding. The Company has not been or is now subject to FDA's Application Integrity Policy. To the Company's knowledge, neither the Company, nor any of its directors, officers, employees or agents (in their capacities as such), has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other Governmental Entity. Neither the Company nor, to the Company's knowledge, any of its directors, officers, employees or agents (in their capacities as such), have with respect to each of the following statutes, or regulations promulgated thereto, as applicable: (i) engaged in activities under 42 U.S.C. §§ 1320a-7b or 1395nn; (ii) knowingly engaged in any activities under 42 U.S.C. § 1320a-7b or the Federal False Claims Act, 31 U.S.C. § 3729; or (iii) knowingly and willfully engaged in any activities under 42 U.S.C.§ 1320a-7b, which are prohibited, cause for civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other State Health Care Program or Federal Health Care Program. The Company has not received any written notices or statements from the FDA, non-U.S. counterparts thereof or any other governmental agency or authority imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any clinical studies that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

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(o)          No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not (i) in violation of any term or provision of its Charter or Bylaws, or (ii) except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity applicable to the Company.

(p)          Corporate Power; Licenses; Consents.

(i)          Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii)         Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and clearance by the Exchange relating to the Company’s listing application for the additional listing of the Shares, and except with respect to such consent, authorization, order or filing that would not reasonably be expected to have a Material Adverse Change.

(q)          Litigation; Governmental Proceedings. There is no material action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or in connection with the Company’s listing application for the additional listing of the Shares on the Exchange.

(r)          Insurance. The Company carries or is entitled to the benefits of insurance, with, to the Company’s knowledge, reputable insurers, and in such amounts and covering such risks which the Company believes are reasonably adequate, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

(s)          Transactions Affecting Disclosure to FINRA.

(i)          Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any executive officer or director of the Company (each, an, “Insider”) with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA.

(ii)         Payments Within Six (6) Months. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii)  any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the six (6) months prior to the date hereof, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

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(iii)        Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(iv)        FINRA Affiliation. To the Company’s knowledge, there is no (i) officer or director of the Company, (ii) beneficial owner of 5% or more of any class of the Company's securities or (iii) beneficial owner of the Company's unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that, in each such case, is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(v)         Information. To the Company’s knowledge, all information provided by the Company’s officers and directors in their FINRA Questionnaires to Representative Counsel specifically for use by Representative Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(t)           Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company (acting in such capacity) or any other person acting on behalf of the Company (acting in such capacity), has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might reasonably been expected to have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(u)          Compliance with OFAC. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company (acting in such capacity) or any other person acting on behalf of the Company (acting in such capacity), is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(v)         Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(w)          Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to Representative Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(x)          Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

(y)          Board of Directors. The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Exchange. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange.

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(z)          Sarbanes-Oxley Compliance.

(i)          Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations applicable to it, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(ii)         Compliance. The Company is, or at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

(aa)         Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses, if any, in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud, if any, known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(bb)         No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(cc)         No Labor Disputes. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

(dd)         Intellectual Property Rights. To the Company’s knowledge, the Company has, or can acquire on reasonable terms, ownership of and/or license to, or otherwise has the right to use, all inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), patents and patent rights trademarks, service marks and trade names, copyrights, (collectively “Intellectual Property”) material to carrying on its businesses as described in the Pricing Prospectus. The Company has not received any correspondence relating to any Intellectual Property, including notice of: (A) infringement or misappropriation of, or conflict with, any Intellectual Property of a third party; (B) asserted rights of others with respect to any Intellectual Property of the Company; (C) assertions that any Intellectual Property of the Company is invalid or otherwise inadequate to protect the interest of the Company, that in each case (if the subject of any unfavorable decision, ruling or finding), individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Change. There are no third parties who have been able to establish any material rights to any Intellectual Property, except for the retained rights of the owners or licensors of any Intellectual Property that is licensed to the Company. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the validity, enforceability or scope of any Intellectual Property of the Company in any material respect or (B) challenging the Company’s rights in or to any Intellectual Property in any material respect or (C) that the Company materially infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property or other proprietary rights of others. The Company has complied in all material respects with the terms of each agreement described in the Registration Statement, Pricing Disclosure Package or Prospectus pursuant to which any Intellectual Property is licensed to the Company, and all such agreements related to products currently made or sold by the Company, or to product candidates currently under development, are in full force and effect. All patents issued in the name of, or assigned to, the Company, and all patent applications made by or on behalf of the Company (collectively, the “Company Patents”) have been duly and properly filed, except for such failures to file as would reasonably be expected to result in a Material Adverse Change. The Company is not aware of any material information that was required to be disclosed to the United States Patent and Trademark Office (the “PTO”) but that was not disclosed to the PTO with respect to any issued Company Patent, or that is required to be disclosed and has not yet been disclosed in any pending application in the Company Patents and that would preclude the grant of a patent on such application. To the Company’s knowledge, the Company is the sole owner of the Company Patents.

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(ee)         Taxes. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company, except (i) such taxes the Company is challenging in good faith and (ii) for such exceptions as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters or as would not reasonably be expected to result in a Material Adverse Change, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term “taxes” mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

(ff)         Employee Benefit Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with the Employee Retirement Income Security Act of 1974, as amended, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened.

(gg)         Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Public Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(hh)         Industry Data.  The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(ii)         Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj)         Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Common Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(kk)         Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

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(ll)         Confidentiality and Non-Competition. To the Company’s knowledge, no director, officer, key employee or consultant of the Company is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer (other than the Company or any subsidiary thereof) or prior employer that could reasonably be expected to materially affect his ability to be and act in his respective capacity of the Company or reasonably be expected to result in a Material Adverse Change.

3.          Covenants of the Company. The Company covenants and agrees as follows:

(a)          Amendments to Registration Statement. The Company shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing; provided however, that this Section 3(a) shall not be applicable with respect to any supplements to the Registration Statement filed solely for the purpose of supplementing the Registration Statement or Prospectus with a report filed with the Commission by the Company pursuant to the Exchange Act.

(b)          Federal Securities Laws.

(i)          Compliance. The Company shall comply with the requirements of Rule 430A of the Securities Act Regulations, and will notify the Representative promptly, and confirm the notice in writing, (i) when any amendment or supplement to the Prospectus shall have been filed; (ii) of the receipt of any comments from the Commission related to the Prospectus or Offering; (iii) of any request by the Commission for any amendment or supplement to the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction, or of the initiation or, to the Company’s knowledge, threatening, of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Public Securities. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii)         Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it shall not make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative shall be deemed to have consented to each Issuer Free Writing Prospectus and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that is set forth on Schedule I. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c)          Delivery to the Underwriters of Prospectuses. The Company has delivered or made available or will deliver or make available to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(d)          Effectiveness and Events Requiring Notice to the Representative. The Company shall, except to the extent the Company participates in a merger or other business combination transaction, use its commercially reasonable efforts to cause the Registration Statement to remain effective (or, to the extent that the Company is eligible to use Form S-3, to file a new registration statement pursuant to Rule 415(a)(5)-(6) to maintain the registration of such shares in the timeframe set forth by such rule) with a current prospectus through and including the expiration date of the Warrants (or the date all Warrants have been exercised or duly called, if earlier).The Company shall notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or to the Company’s knowledge, the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or to the Company’s knowledge, the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission related to the Prospectus; and (vi) of the happening of any event during the period described in this Section 3(d) that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any changes in (a) the Registration Statement in order to make the statements therein not misleading, or (b) in the Pricing Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall use its commercially reasonable efforts to obtain promptly the lifting of such order.

(e)          Listing. The Company shall use its commercially reasonable efforts to maintain the listing of the Common Shares and, upon issuance, the Warrant Shares on the Exchange for until the date on which no Warrants are outstanding.

(f)          Payment of Expenses. The Company hereby agrees to pay on each of the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the securities to be sold in the Offering with the Commission; (b) all actual Public Offering Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of the Common Shares and Warrant Shares on the Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the Public Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel, which will be Representative Counsel, it being agreed that such fees and expenses will be limited to a payment of $15,000 to such counsel at Closing); (e) the costs of all mailing and printing of the underwriting documents, Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (f) the costs of preparing, printing and delivering certificates representing the Public Securities; (g) fees and expenses of the transfer agent or warrant agent for the Common Shares and the Warrants; (h) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (i) the fees and expenses of the Company’s accountants; (j) the fees and expenses of the Company’s legal counsel and other agents and representatives; and (k) “road show” expenses and the Underwriters’ legal and diligence expenses not to exceed, in the aggregate, $60,000, of which $10,000 was previously paid to the Representative Counsel. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, the expenses set forth herein to be paid by the Company to the Underwriters, provided, however, that in the event that the Offering is terminated, the Company agrees to reimburse the Underwriters pursuant to Section 8(c) hereof. The Representative agrees to provide invoices or other written documentation of all such expenses to the Company.

(g)          Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Prospectus.

(h)          Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, Rule 158(a) under Section 11(a) of the Securities Act.

(i)          Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

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(j)          FINRA. For a period of 90 days from the Closing Date, the Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company's securities or (iii) any beneficial owner of the Company's unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(k)          No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

(l)          Reporting Requirements. The Company, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations.

(m)          OFAC. The Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

4.          Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and any Option Closing Date; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

(a)          Regulatory Matters.

(i)          Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement has become effective not later than 5:00 p.m., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. The Prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(ii)         FINRA Clearance. On or before the Closing Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

(iii)        Exchange Stock Market Clearance. On the Closing Date, the additional listing application for the Shares included in the Units and underlying the Warrants shall have been approved by the Exchange, subject only to official notice of issuance.

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(b)          Company Counsel Matters.

(i)          Closing Date Opinions of Counsel. On the Closing Date and any Option Closing Date, the Representative shall have received the favorable opinions of: (A) Sichenzia Ross Ference Kesner LLP, corporate counsel to the Company, (B) Ropes & Gray LLP, as intellectual property counsel for the Company, and (C) Buchanan Ingersoll & Rooney PC, regulatory counsel to the Company, in each case dated the Closing Date or Option Closing Date, as applicable, and addressed to the Representative, substantially in form and substance reasonably satisfactory to the Representative.

(ii)         Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Representative Counsel if requested.

(c)          Comfort Letters.

(i)          Comfort Letter. At the time this Agreement is executed, the Representative shall have received from the Auditors a cold comfort letter containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Representative and in form and substance satisfactory in all respects to Representative and to the Auditors, dated as of the date of this Agreement.

(ii)         Bring-down Comfort Letter. At the Closing Date and any Option Closing Date, the Representative shall have received from the Auditors a letter, dated as of the Closing Date or Option Closing Date, as applicable, to the effect that such Auditor reaffirms the statements made in the letter furnished pursuant to Section 4(c)(i).

(d)           Officers’ Certificates.

(i)          Officers’ Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date and any Option Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating (not in an individual capacity) that (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, to their knowledge, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the Closing Date or Option Closing Date, as applicable, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date or Option Closing Date, as applicable, any Issuer Free Writing Prospectus as of its date and as of the Closing Date or Option Closing Date, as applicable, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date or Option Closing Date, as applicable, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the filing of the most recent annual report on Form 10-K for the Company, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) to their knowledge after reasonable investigation, as of the Closing Date or Option Closing Date, as applicable, the representations and warranties of the Company in this Agreement are true and correct in all material respects (or, in the case of a relevant representation or warranty that contains a materiality concept, true in all respects) and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or Option Closing Date, as applicable, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any Material Adverse Change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Change or a reasonably foreseeable prospective Material Adverse Change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth or incorporated by reference in the Prospectus.

(ii)         Secretary’s Certificate. At each of the Closing Date or Option Closing Date, as applicable, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date, or Option Closing Date, as applicable, certifying: (i) that each of the Charter and Bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) the good standing of the Company and its subsidiaries; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

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(e)          No Material Changes. Prior to and on each of the Closing Date or Option Closing Date, as applicable: (i) there shall have been no Material Adverse Change or development involving a reasonably foreseeable prospective Material Adverse Change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would reasonably be expected to result in a Material Adverse Change, except as set forth or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)           Additional Documents. At the Closing Date or Option Closing Date, as applicable, Representative Counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling Representative Counsel to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Public Securities as herein contemplated shall be satisfactory in form and substance to the Representative and Representative Counsel.

5.          Indemnification.

(a)          Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and each person controlling such Underwriter (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of each Underwriter, its affiliates and each such controlling person (each Underwriter, and each such entity or person hereafter is referred to as an “Indemnified Person”) from and against any losses (other than losses of profits), claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons, except as otherwise expressly provided in this Agreement) (collectively, the “Expenses”) and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, the Prospectus or in any Issuer Free Writing Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ Information. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with such Indemnified Person's enforcement of his or its rights under this Agreement.

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(b)          Procedure. Upon receipt by an Indemnified Person of notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 5 or otherwise to such Indemnified Person, except to the extent the Company is materially prejudiced as a proximate result of such failure. The Company shall have the right to assume the defense of any such action (including the employment of counsel designated by the Company and reasonably satisfactory to the Representative). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel satisfactory to the Representative for the benefit of the Underwriters and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel. The Company shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing all Indemnified Persons who are parties to such action), which counsel (together with any local counsel) for the Indemnified Persons shall be selected by the Representative. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Underwriters, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, acceptable to such Indemnified Party, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefore).

(c)          Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all Liabilities, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto, in reliance upon, and in strict conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5(b). The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Public Securities or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus; provided that failure by the Company so to notify the Representative shall not relieve any Underwriter from any obligation or liability which such Underwriter may have on account of this Section 5 or otherwise to the Company, except to the extent such Underwriter is materially prejudiced as a proximate result of such failure.

(d)          Contribution. In the event that a court of competent jurisdiction makes a finding that indemnity is unavailable to an Indemnified Person (other than in accordance with the terms hereof), the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Underwriters and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of commissions actually received by the Underwriters pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Underwriters on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as: (a) the total value received by the Company in the Offering, whether or not such Offering is consummated, bears to (b) the commissions paid to the Underwriters under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

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(e)          Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted exclusively from such Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

(f)          Survival. The advancement, reimbursement, indemnity and contribution obligations set forth in this Section 5 shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, this Agreement.

6.          Default by an Underwriter.

(a)          Default Not Exceeding 10% of Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Units, and if the number of the Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Units that all Underwriters have agreed to purchase hereunder, then such Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

(b)          Default Exceeding 10% of Units. In the event that the default addressed in Section 6(a) relates to more than 10% of the Units, the Representative may in its discretion arrange for itself or for another party or parties to purchase such Units to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Units, the Representative does not arrange for the purchase of such Units, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representative to purchase said Units on such terms. In the event that neither the Representative nor the Company arrange for the purchase of the Units to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Sections 3(f) and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided that if any such default occurs with respect to any Option Units, this Agreement will not terminate in respect of the Firm Securities; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

(c)          Postponement of Closing Date. In the event that the Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7.          Additional Covenants.

(a)          Right of First Refusal; Participation Right. If the sale of the Firm Securities pursuant to this Agreement is completed, for a period of 90 days from the Closing Date, the Company grants the Representative the right of first refusal to act as lead managing underwriter or book runner, or as lead placement agent, for any and all future equity, equity-linked or debt (excluding commercial bank debt) offerings during such period, of the Company, or any successor to or any subsidiary of the Company. For a period of twelve months from the Closing Date, if the Company makes any equity, equity-linked or debt (excluding commercial bank debt) offerings, the Representative shall be permitted to participate as a placement agent or underwriter for such offering and receive no less than a 10% level of the economics of the compensation of such offering as reasonably determined by the Company, excluding any sales made pursuant to the Sales Agreement dated April 28, 2016 between the Company and Cowen and Company LLC..

(b)          Tail Fees. The Representative shall be entitled to fees set forth in section 6 of the engagement letter between the Company and the Representative dated October 12, 2016 (the “Engagement Letter”).

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8.          Effective Date of this Agreement and Termination Thereof.

(a)          Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

(b)          Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in Representative’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or the NASDAQ Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in Representative opinion, make it inadvisable to proceed with the delivery of the Units; or (vii) if the Company is in material breach of its representations, warranties or covenants hereunder; or (viii) if the Representative shall have become aware after the date hereof of such a Material Adverse Change in the conditions or prospects of the Company, or such adverse material change in general market conditions, in each case, as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriters for the sale of the Public Securities. Section 5 of this Agreement shall survive any termination of this Agreement.

(c)          Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriters pursuant to Section 6(b) above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable and upon demand the Company shall pay the full amount thereof to the Representative on behalf of the Underwriters; up to $50,000 in the aggregate; and provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

(d)          Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

(e)          Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Public Securities.

9.          Miscellaneous.

(a)          Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), or personally delivered and shall be deemed given when so delivered or if mailed, three (3) days after such mailing.

If to the Representative:

Dawson James Securities, Inc.

1 North Federal Highway, 5th Floor

Boca Raton, FL 33432
Attention: Robert D. Keyser, Jr.

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If to the Company:

Tonix Pharmaceuticals Holding Corp.

509 Madison Avenue, Suite 306

New York, NY 10022

Attention: Chief Financial Officer

(b)          Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(c)          Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

(d)          Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

(e)          Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, each Indemnified Person referred to in Section 5, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

(f)          Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9(a) hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(g)          Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by email/pdf transmission shall constitute valid and sufficient delivery thereof.

(h)          Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

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[Signature Page]

Tonix Pharmaceuticals Holding Corp. – Underwriting Agreement

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space

Very truly yours,

Tonix Pharmaceuticals Holding Corp.

By:	/s/ Seth Lederman
Name: Seth Lederman

Title: President and Chief Executive Officer

Confirmed as of the date first written above mentioned, on behalf of itself and as Representative of the several Underwriters named on Schedule 1 hereto:

Dawson James Securities, Inc.

By:	/s/ Robert D. Keyser, Jr.

Name: Robert D. Keyser, Jr.

Title: Chief Executive Officer

On behalf of each of the Underwriters

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SCHEDULE 1

Underwriter	Total Number of Units to be Purchased

Dawson James Securities, Inc.	9,500,000

Total:	9,500,000

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SCHEDULE 2

Pricing Information

Number of Firm Shares: 9,500,000

Number of Firm Warrants: 4,750,000

Number of Option Shares: 1,425,000

Number of Option Warrants: 712,500

Shares underlying Warrant: one whole Common Share per Warrant

Exercise price of Warrant per full Common Share: $0.63

Public Offering Price per Unit (consisting of one Firm Share and 0.5 Firm Warrants): $0.55

Public Offering Price per Option Share: $0.549

Public Offering Price per Option Warrant: $0.001

Underwriting Discount per Unit: $0.044 (8% per Unit)

Underwriting Discount per Option Share: $0.04392 (8% per Option Share)

Underwriting Discount per Option Warrant: $0.00008 (8% per Option Warrant)

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SCHEDULE I

Issuer Use Free Writing Prospectuses

None.

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